UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________________

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

August 5, 2016

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SUPERIOR DRILLING PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Utah (State of Incorporation) 1583 South 1700 East Vernal, Utah (Address of principal executive offices)	46-4341605 (I.R.S. Employer Identification No.) 84078 (Zip code)

Commission File Number: 001-36453

Registrant’s telephone number, including area code: (435) 789-0594

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Bridge Financing

On August 5, 2016, Superior Drilling Products, Inc. (the “Company”) entered into a private transaction with a private investor pursuant to which they issued a promissory note in the aggregate principal amounts of $1,000,000 (the “Bridge Note”) and a warrant to purchase up to an aggregate of 250,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), at an exercise price of $1.38 per share, subject to certain adjustments to the number of shares and the exercise price described in the warrant. The exercise price shall automatically be adjusted to equal the per share offering price of the Common Stock in the first qualified financing completed following the date of the warrant. A qualified financing is a sale of Common Stock to investors on or before February 5, 2017, with total proceeds to the Company of not less than $2,000,000.

The Bridge Note matures on February 5, 2017, subject to the Company’s option to extend maturity for an additional three months, and accrues interest at the rate of 8% per annum. The Bridge Note may be prepaid by the Company at any time, provided that the Company is required to pay a minimum of $40,000 of interest on the Bridge Note at the time of prepayment. In the event that the Company fails to repay or prepay in full the indebtedness under the Bridge Note on or before the maturity date, the Company is required to issue shares of the Common Stock in an aggregate amount representing 200% of the principal amount of the Bridge Note outstanding at the maturity date, based on a per share price equal to the 30-day volume weighted average trading price of the Common Stock on the NYSE MKT calculated as of the maturity date, and to file a resale registration statement covering such shares. Such penalty payment would be in replacement and satisfaction of the amounts then due and owing by the Company under the Bridge Note. In the event that the Company completes a debt or equity financing prior to the maturity date, it is required to repay all amounts outstanding under the Bridge Note. Until the payment in full of the indebtedness under the Bridge Note, the Company has also agreed not to grant, convey, create or impose any lien or security interest on any of its real or personal property other than liens existing on the date of the Bridge Note.

The foregoing description of the Bridge Note and the warrant is qualified in its entirety by reference to the text of the Bridge Note and the warrant, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and are incorporated herein by reference.

Hard Rock Note

On August 10, 2016, certain subsidiaries of the Company entered into an amended and restated note with the seller in its acquisition of Hard Rock Solutions, LLC (as so amended and restated, the “Hard Rock Note”). The Hard Rock Note currently accrues interest at 5.75% per annum and matures and is fully payable on January 15, 2020. Under the current terms of Hard Rock Note, the Company is required to make the following payments: payments of $1,500,000 (plus accrued interest) on or before October 15, 2016, accrued interest on each of January 15, March 15, May 15 and July 15, 2017, $500,000 (plus accrued interest) on each of January 15, March 15, May 15 and July 15, 2018, and $1,000,000 (plus accrued interest) on each of January 15, March 15, May 15 and July 15, 2019, with the remaining balance of principal and accrued interest on the Hard Rock Note due on January 15, 2020.

In connection with the amendment and restatement, the Company made an interest payment of approximately $300,000 on the Hard Rock Note. In addition, the Company shall issue 700,000 restricted shares of common stock (having an agreed per share value of $1.43, or $1,000,000 in the aggregate) to the noteholder which will satisfy $1,000,000 of the $1,500,000 of principal which is due on or before October 15, 2016. The Company has agreed to file a registration statement with the SEC covering the resale of these shares of common stock, provided that interest will continue to accrue on the Hard Rock Note based on the $1,000,000 value of the shares until the registration statement is declared effective.

The foregoing description of the Hard Rock Note is qualified in its entirety by reference to the text of the Hard Rock Note, which is filed as Exhibit 10.3 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Bridge Note and the Hard Rock Note is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The text set forth in Item 1.01 regarding the sale of the warrant, and the shares of Common Stock underlying the Warrant, and the shares issued in connection with the amendment and restatement of the Hard Rock Note, is incorporated into this section by reference.

Item 8.01	Other Events.

On August 11, 2016, the Company issued a press release announcing the bridge financing and the amended Hard Rock Note. A copy of the press release is filed herewith as Exhibit 99.1.

Item9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Promissory Note from Superior Drilling Products Inc. in favor of the Donald A. Foss Revocable Living Trust dated August 5, 2016.

10.2	Warrant issued by Superior Drilling Products, Inc. in favor of the Donald A. Foss Revocable Living Trust dated August 5, 2016.

10.3	Promissory Note from Hard Rock Solutions, LLC and Superior Drilling Solutions, LLC in favor of WMAFC, Inc. dated August 10, 2016.

99.1	Press release issued on August 11, 2016 related to the bridge financing and the Hard Rock Note.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2016

SUPERIOR DRILLING PRODUCTS, INC.

/s/ Christopher D. Cashion
Christopher D. Cashion
Chief Financial Officer